UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/28/2010

NewMarket Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  1-32190

Virginia	20-0812170
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

330 South Fourth Street, Richmond, VA 23219
(Address of principal executive offices, including zip code)

804-788-5000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On January 28, 2010, Foundry Park I, LLC ("Foundry Park I"), a direct wholly-owned subsidiary of NewMarket Development Corporation and an indirect wholly-owned subsidiary of NewMarket Corporation, entered into a long-term financing arrangement in the amount of $68.4 million(the "Loan Agreement") with PB (USA) Realty Corporation, as Lender, and PB Capital Corporation, as Administrative Agent, for the Foundry Park project. The key financial terms of the loan are: 5 year term, with two 13-month extensions available, LIBOR plus 400 basis points pricing with a 200 basis points floor, and a 15 year amortization of the note. The loan is fully guaranteed by NewMarket Corporation.   The proceeds from this loan together with cash on hand were used to repay the construction loan for the Foundry Park project of approximately $100 million and certain costs associated with securing the loan.

Concurrently with the closing of the Loan Agreement, Foundry Park I also obtained interest rate risk protection in the form of an interest rate swap. The International Swap Dealers Association, Inc. ("ISDA") Master Agreement dated January 29, 2010, the Schedule to the ISDA Master Agreement dated January 29, 2010 and the Swap Transaction Confirmation between Foundry Park I and PB Capital Corporation, dated January 29, 2010 (collectively the "Swap Agreement") provide a fixed rate on an interest rate swap of 2.642%, while the variable rate is based on LIBOR. The notional amount of the interest rate swap on January 29, 2010 was $68.4 million. With the execution of the swap, the all-in interest rate for the first five years is fixed at 6.642%. The termination date of the interest rate swap is January 29, 2015.

The Loan Agreement and the Swap Agreement contain representations, warranties, terms and conditions customary for transactions of this type. The Loan Agreement contains certain events of default, including failure to repay when due principal, interest or any other amount owing on any other obligation under the Loan Agreement. The Swap Agreement contains certain events of default, including failure to pay or deliver, breach of the agreement, credit support default and misrepresentation.

This summary of the Loan Agreement and the Swap Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, reference to all the terms of the Loan Agreement; the Note; the Deed of Trust Assignment of Leases and Rents and Security Agreement; Assignment of Leases and Rents; Guaranty; Environmental Indemnity; ISDA Master Agreement between PD Capital Corporation and Foundry Park I, Swap Transaction Confirmation, copies of which are attached here as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8 and 10.9 and incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information required by this Item 2.03 is included in Item 1.01 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhbits

10.1 Loan Agreement, dated as of January 28, 2010, among the Foundry Park I, LLC, as Borrower, PB (USA) Realty Corporation, as Lender, and PB Capital Corporation, as Administrative Agent

10.2 Note, dated January 28, 2010, among the Foundry Park I, LLC, as Borrower, PB (USA) Realty Corporation, as Lender, and PB Capital Corporation, as Administrative Agent

10.3 Deed of Trust, Assignment of Leases and Rents and Security Agreements, dated January 28, 2010, among the Foundry Park I, LLC, as Borrower, PB (USA) Realty Corporation, as Lender, and PB Capital Corporation, as Administrative Agent

10.4 Assignment of Leases and Rents, dated January 28, 2010, between Foundry Park I, LLC and PB Capital Corporation, as Administrative Agent

10.5 Guaranty of Payment - Deed of Trust Loan, dated January 28, 2010, among the Foundry Park I, LLC, as Borrower, PB (USA) Realty Corporation, as Lender, and PB Capital Corporation, as Administrative Agent

10.6 Indemnity Agreement, dated January 29, 2010, between PB Capital Corporation and Foundry Park I, LLC

10.7 International Swap Derivativatives Association, Inc. 2002 Master Agreement dated as of January 29, 2010, between PB Capital Corporation and Foundry Park I, LLC

10.8 International Swap Derivativatives Association, Inc. Schedule to the 2002 Master Agreement dated as of January 29, 2010, between PB Capital Corporation and Foundry Park I, LLC

10.9 Swap Transaction Confirmation dated January 29, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewMarket Corporation

Date: February 03, 2010	By:	/s/ David A. Fiorenza
David A. Fiorenza
Vice President & Treasurer

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Loan Agreement, dated as of January 28, 2010, among the Foundry Park I, LLC, as Borrower, PB (USA) Realty Corporation, as Lender, and PB Capital Corporation, as Administrative Agent
EX-10.2	Note, dated January 28, 2010, among the Foundry Park I, LLC, as Borrower, PB (USA) Realty Corporation, as Lender, and PB Capital Corporation, as Administrative Agent
EX-10.3
Deed of Trust, Assignment of Leases and Rents and Security Agreements, dated January 28, 2010, among the Foundry Park I, LLC, as Borrower, PB (USA) Realty Corporation, as Lender, and PB Capital Corporation, as Administrative Agent

EX-10.4	Assignment of Leases and Rents, dated January 28, 2010, between Foundry Park I, LLC and PB Capital Corporation, as Administrative Agent
EX-10.5
Guaranty of Payment - Deed of Trust Loan, dated January 28, 2010, among the Foundry Park I, LLC, as Borrower, PB (USA) Realty Corporation, as Lender, and PB Capital Corporation, as Administrative Agent

EX-10.6	Indemnity Agreement, dated January 29, 2010, between PB Capital Corporation and Foundry Park I, LLC
EX-10.7	International Swap Derivatives Association, Inc. 2002 Master Agreement dated as of January 29, 2010, between PB Capital Corporation and Foundry Park I, LLC
EX-10.8	International Swap Derivatives Association, Inc. Schedule to the 2002 Master Agreement dated as of January 29, 2010, between PB Capital Corporation and Foundry Park I, LLC
EX-10.9	Swap Transaction Confirmation dated January 29, 2010